Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES THIRD QUARTER 2009 RESULTS
HOUSTON (October 29, 2009) — Noble Energy, Inc. (NYSE: NBL) reported today third quarter 2009 net income of $107 million, or $0.61 per share diluted, on revenues of $621 million. The results were reduced by certain items totaling $86 million after-tax, the largest of which was a previously disclosed unrealized commodity derivative loss. Excluding these items, which are typically not considered by analysts in published estimates, third quarter 2009 adjusted net income(1) was $193 million, or $1.10 per share diluted. For the third quarter of 2008, net income was $974 million, or $5.37 per share diluted, on revenues of $1.1 billion. Adjusted net income(1) for the same period was $395 million, or $2.08 per share diluted.
Discretionary cash flow(1) for the third quarter 2009 was $499 million, compared to $657 million for the similar quarter in 2008. Net cash provided by operating activities was $488 million and capital expenditures were $224 million.
Key highlights for the third quarter 2009 include:
•	Ticonderoga in the deepwater Gulf of Mexico returned to full production

•	Approved Isabela/Santa Cruz oil development project in the deepwater Gulf of Mexico

•	Record Wattenberg production of 283 million cubic feet equivalent per day, including liquid volumes of 22 thousand barrels per day

•	Completed first horizontal East Texas Haynesville shale well with initial 30-day average production rate of over 11 million cubic feet per day, gross

•	Sanctioned Aseng oil development project in Block ‘I’ offshore Equatorial Guinea

•	Executed an additional gas sales agreement in Israel which raised average natural gas prices by over 40 percent from the previous quarter
“Noble Energy reported very strong results for the quarter with sales volumes up and costs down versus the second quarter this year and the third quarter of 2008. Our diverse product mix, combined with strengthening global liquid prices and record realizations in Israel, were certainly key contributors,” said Charles D. Davidson, Noble Energy’s Chairman and CEO.

Mr. Davidson went on to say, “Initial results from our Texas Haynesville drilling program are very positive, and we anticipate more results in the near future. In addition, we look forward to resuming our deepwater Gulf of Mexico exploration program with drilling to start on two significant tests at Deep Blue and Double Mountain in the fourth quarter. We also made important progress on our long-term growth projects, sanctioning oil projects at Aseng and Isabela/Santa Cruz and moving forward the development plans at Tamar offshore Israel. Our financial and operating results for the quarter provide us with a lot of momentum as we approach the end of the year.”
Total sales volumes averaged 217 thousand barrels of oil equivalent per day for the quarter, up three percent from the third quarter of 2008 primarily as a result of increased volumes in the United States and West Africa. Domestically, higher volumes were supported by ongoing development activity at Wattenberg, the return to full production of Ticonderoga, and the impact of the Raton gas project in the deepwater Gulf of Mexico. Greater natural gas volumes in West Africa were largely related to a lesser amount of facility maintenance downtime. North Sea volumes were down from the third quarter 2008 mainly due to Dumbarton performance.
Commodity price realizations for the quarter were down from the similar period last year. The Company’s global crude oil and natural gas prices averaged $63.36 per barrel and $2.41 per thousand cubic feet during the third quarter 2009. Third quarter 2009 crude oil realizations were reduced $1.89 and $5.32 per barrel in the United States and West Africa, respectively, as a result of previously deferred hedge losses.
Cash costs, including lease operating, production and ad valorem taxes, transportation, and G&A were $9.22 per barrel of oil equivalent (Boe) for the quarter versus $11.44 per Boe for the same period in 2008. Lease operating expenses (LOE) averaged $4.41 per Boe, down 13 percent from the third quarter of 2008. The majority of the variance in LOE related to continued cost cutting measures, fewer workover activities onshore in the U.S., and reduced process handling fees in the deepwater Gulf of Mexico. Production taxes significantly declined as a result of lower realized commodity prices. G&A expenses also decreased from the prior period related mostly to incentive compensation. In addition, exploration expense was down from the third quarter of 2008 due to continued drilling success and lower seismic expenditures.

(1)	A Non-GAAP measure, see attached Reconciliation Schedules

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CONFERENCE CALL
Noble Energy’s third quarter 2009 conference call will be available today via live audio webcast at 9:00 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investors tab and go to the Investors Events link. Dial in numbers are (888) 437-9276 or (719) 325-2361. The conference call replay will be available on the website until November 30, 2009.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with significant international operations offshore Israel and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net Income (Loss)	$107	$974	$(139)	$1,045
Adjustments, net of tax [1]
Unrealized (gains) losses on commodity derivative instruments	81	(637)	302	(7)
Gain on sale of Argentina assets	—	—	(14)	—
Asset impairments [2]	—	26	259	25
Allowance for SemCrude receivable	5	26	5	25
Other adjustments, net	—	6	(1)	6

Adjusted Net Income [3]	$193	$395	$412	$1,094

Adjusted Earnings Per Share
Basic	$1.11	$2.29	$2.38	$6.35
Diluted	1.10	2.08	2.35	6.14

Weighted average number of shares outstanding
Basic	173	173	173	172
Diluted [4]	175	176	175	176

[1]	The net tax effects are determined by calculating the tax provision for GAAP Net Income (Loss), which includes the adjusting items, and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different.

[2]	The 2009 impairments were recorded in the first quarter and were predominantly related to Granite Wash.

[3]	Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted net income is beneficial in evaluating our financial performance.

[4]	The adjusted diluted earnings per share calculation for the nine months ended September 30, 2009 includes an increase to diluted shares of approximately 2 million shares representing the incremental dilutive shares that were anti-dilutive, for GAAP purposes, and therefore excluded from the calculation of GAAP net loss per share for the nine months ended September 30, 2009.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
|	| |		|
Revenues
Crude oil and condensate	$377	$629	$876	$1,830
Natural gas	172	361	498	1,132
NGLs	24	50	66	153
Income from equity method investees	25	40	52	158
Other revenues	23	18	61	55

Total revenues	621	1,098	1,553	3,328

Operating Expenses
Lease operating expense	88	98	281	268
Production and ad valorem taxes	25	47	66	141
Transportation expense	18	14	43	43
Exploration expense	27	39	102	181
Depreciation, depletion and amortization	205	194	601	593
General and administrative	53	63	173	184
Asset impairments	—	38	437	38
Other operating expense, net	34	60	22	107

Total operating expenses	450	553	1,725	1,555

Operating Income (Loss)	171	545	(172)	1,773
Other (Income) Expense
(Gain) Loss on commodity derivative instruments	28	(875)	95	190
Interest, net of amount capitalized	23	18	64	52
Other expense (income), net	5	(52)	18	(42)

Total other (income) expense	56	(909)	177	200

Income (Loss) Before Taxes	115	1,454	(349)	1,573
Income Tax Provision (Benefit)	8	480	(210)	528

Net Income (Loss)	$107	$974	$(139)	$1,045

Earnings (Loss) Per Share
Basic	$0.62	$5.64	$(0.80)	$6.06
Diluted	0.61	5.37	(0.80)	5.86

Weighted average number of shares outstanding
Basic	173	173	173	172
Diluted	175	176	173	176

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Crude Oil and Condensate Sales Volumes (MBpd)
United States	39	38	37	41
West Africa	14	14	14	15
North Sea	8	12	7	10
Other International	4	3	4	4

Total consolidated operations	65	67	62	70
Equity method investee	2	2	2	2

Total sales volumes	67	69	64	72

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$62.30	$93.47	$50.45	$87.84
West Africa	63.10	109.90	51.94	103.31
North Sea	69.56	117.44	57.61	114.42
Other International	62.75	106.03	49.76	73.37

Consolidated average realized prices	$63.36	$101.82	$51.55	$78.89

Natural Gas Sales Volumes (MMcfpd)
United States	397	384	401	393
West Africa	228	194	238	212
North Sea	5	6	5	6
Israel	144	155	117	140
Other International	28	21	24	22

Total sales volumes	802	760	785	773

Natural Gas Realized Prices ($/Mcf)
United States	$3.05	$8.48	$3.36	$9.10
West Africa	0.27	0.27	0.27	0.27
North Sea	4.63	11.54	5.94	10.62
Israel	3.95	3.57	3.27	3.15
Other International	—	—	—	—

Average realized prices	$2.41	$5.31	$2.40	$5.50

Natural Gas Liquids (NGL) Sales Volumes (MBpd)
United States	10	10	10	10
Equity method investee	6	5	6	6

Total sales volumes	16	15	16	16

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$25.39	$57.06	$24.70	$57.39

Barrels of Oil Equivalent Volumes (MBoepd)
United States	115	111	113	117
West Africa	52	47	54	50
North Sea	9	13	8	11
Israel	24	26	20	23
Other International	9	7	8	8

Total consolidated operations	209	204	203	209
Equity method investee	8	7	8	8

Total barrels of oil equivalent (MBoepd)	217	211	211	217

Barrels of oil equivalent volumes (MMBoe)	20	19	58	59

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	September 30,	December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$926	$1,140
Accounts receivable, net	348	423
Commodity derivative assets	96	437
Other current assets	130	158

Total current assets	1,500	2,158
Net property, plant and equipment	8,896	9,004
Goodwill	758	759
Other noncurrent assets	481	463

Total Assets	$11,635	$12,384

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$397	$579
Other current liabilities	449	595

Total current liabilities	846	1,174
Long-term debt	2,161	2,241
Deferred income taxes	1,905	2,174
Other noncurrent liabilities	565	486

Total Liabilities	5,477	6,075
Total Shareholders’ Equity	6,158	6,309

Total Liabilities and Shareholders’ Equity	$11,635	$12,384

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Adjusted Net Income [1]	$193	$395	$412	$1,094
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization	205	194	601	593
Exploration expense	27	38	102	181
Interest capitalized	(12)	(7)	(30)	(23)
(Income) / distributions from equity method investments, net	7	31	(15)	34
Deferred compensation adjustment	7	(47)	18	(25)
Deferred income taxes	51	81	96	199
Stock-based compensation expense	13	10	37	30
Settlement of previously recognized hedge losses [2]	—	(43)	—	(144)
Other, net	8	5	(8)	20

Discretionary Cash Flow [3]	$499	$657	$1,213	$1,959

Reconciliation to Operating Cash Flows
Net changes in working capital	62	281	11	(9)
Cash exploration costs	(25)	(29)	(91)	(103)
Capitalized interest	12	7	30	23
Current tax benefit (expense) of net income adjustments	(60)	(196)	(136)	—
Gain on disposal of assets	—	—	(24)	—
Other adjustments	—	(7)	(17)	(3)

Net Cash Provided by Operating Activities	$488	$713	$986	$1,867

Capital Expenditures, accrual based	$224	$786	$933	$1,832

[1]	See Schedule 1, Reconciliation of Net Income (Loss) to Adjusted Net Income.

[2]	See Schedule 6, Effect of Derivative Instruments.

[3]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Reclassification from Accumulated Other Comprehensive Loss (AOCL) to Revenue [1]
Crude oil	$(14)	$(89)	$(45)	$(279)
Natural gas	—	(4)	—	31

Total Revenue Decrease	$(14)	$(93)	$(45)	$(248)

Gain (Loss) on Derivative Instruments
Crude oil
Realized	$50	$(61)	$212	$(140)
Unrealized	(34)	559	(305)	(121)

Total crude oil	16	498	(93)	(261)

Natural gas
Realized	71	(7)	201	(59)
Unrealized	(115)	384	(203)	130

Total natural gas	(44)	377	(2)	71

Total Gain (Loss) on Derivative Instruments	$(28)	$875	$(95)	$(190)

Summary of Cash Settlements
Cash settlements (received) paid	$(107)	$204	$(368)	$591
Realized gain (loss) on derivative instruments	121	(68)	413	(199)
Amounts reclassified from AOCL	(14)	(93)	(45)	(248)

Settlement of previously recognized hedge losses	$—	$43	$—	$144

[1]	The amounts in AOCL represent deferred unrealized hedge gains and losses. Upon settlement, these deferred gains and losses are reclasssified from AOCL to net income as increases or decreases to crude oil and natural gas revenues, and impact reported realized commodity prices.